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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            DELPHI INTERNATIONAL LTD.
             (Exact Name of Registrant as Specified in Its Charter)


           BERMUDA                                   NOT APPLICABLE
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)


                          CHEVRON HOUSE, CHURCH STREET
                                HAMILTON, BERMUDA
                    (Address of Principal Executive Offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class                       Name of each exchange on which
   to be so registered                       each class is to be registered
          NONE                                            NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON SHARES, PAR VALUE $.01 PER SHARE
                                (Title of Class)
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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

               The description of the Common Shares set forth under "Description of Capital Stock" contained in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-34829) filed with the Securities and Exchange Commission on October 31, 1997 pursuant to the provisions of the Securities Act of 1933, as amended, is hereby incorporated by reference.

ITEM 2.        EXHIBITS

1. Memorandum of Association of the Registrant (filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-34829) and incorporated herein by reference).

2.             Amended and Restated Bye-Laws of the Registrant (filed as Exhibit
               3.2 to Amendment No.1 to the Registration Statement of Form S-1 (File No. 333-34829) and incorporated herein by reference).

3.             Specimen Certificate Representing the Common Shares (filed as
               Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-34829) and incorporated herein by reference.
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                                    SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   DELPHI INTERNATIONAL LTD.

                                   /s/ David Ezekiel

                                   David Ezekiel
                                   Vice President

Date: October 31, 1997